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                                                                 Exhibit (10)(u)

                                 March 31, 1999

Mr. Gordon A. Wilber
3335 Hummingbird Drive
Poland, OH  44514

Dear Gordon:

This letter agreement sets forth the terms and conditions of your separation from employment with Cold Metal Products, Inc. (the "Company"). We agree as follows:

         1. RESIGNATION DATE. Your resignation as an officer and director of the Company and all of its related corporations, and your termination of employment with the Company will be effective March 31, 1999, sometimes referred to herein as the "termination date". The period of 24 months beginning on the termination date, ending on March 31, 2001, is referred to herein as the "severance period".

         2. OBLIGATIONS OF THE COMPANY. In consideration of the agreements, releases and representations made by you in this Agreement:

         (a) You will receive a lump sum severance payment in the amount of $525,408, less lawful withholdings, within thirty (30) days after the date of this letter.

         (b) During the severance period you will continue to participate in those employee benefit plans and fringe benefit arrangements identified in Schedule A on a post-employment basis, subject to the Company's right to modify, amend or terminate any such plan or arrangement.

         (c) You will receive all amounts credited to your account under the Company's Special Incentive Compensation Plan, including investment earnings, as if you had "Retired", within the meaning of such plan, on the termination date. Payment will be made to you within 30 days after the date of this Agreement.

         (d) The Company will transfer title to your Company vehicle to you, within 30 days after the date of this Agreement.

         (e) Within thirty (30) days after this Agreement becomes effective, the Company will pay an allowance of $20,000 for financial services and legal fees relating to this Agreement.

         (f) Your resignation on the termination date will be considered a "Normal Termination" for purposes of the Company's 1994 Incentive Program, so that your currently exercisable options to purchase 56,250 shares of Company stock will not expire until five (5) years after the termination date. You agree that your performance of duties as an independent contractor after the termination date will not defer or affect the effective date of your Normal Termination for purposes of this program.

         (g) You may retain your laptop computer.





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Mr. Gordon A. Wilber
March 31, 1999
Page 2





         (h) The Company will pay for fourteen (14) days of vacation earned but unused as of the date on which this Agreement becomes effective.

         (i) The Company will pay the cost of the balance of your term as president of the Cold Rolled Strip Association (approximately $5,000).

         (j) The Company will transfer your Wall Street Journal subscription to your home and will send the American Metal Market to your home shortly after it arrives at the Company's headquarters.

         3. PURCHASE OF STOCK.

         (a) You shall have the right to require the Company to purchase 155,800 shares of the Company's common stock owned by you at any time during the period beginning on the date of this letter and ending on May 13, 1999, but only to the extent permitted by applicable law, at a price equal to the lower of:

                  (i) the average of the closing prices of such stock on the New York Stock Exchange over the 20 trading days preceding the date of your written notice (described below), or

                  (ii) $3 13/16 per share.

         (b) You may exercise this right by delivering written notice to the Company on or before May 13, 1999. At the closing of such purchase, which shall be held on such date as we agree, but not later than 30 days after receipt by the Company of such written notice, the Company will deliver payment for the shares, by wire transfer to an account designated by you or as you otherwise reasonably instruct, subject to your delivery to the Company of certificates representing all shares, endorsed for transfer or with duly executed stock powers attached.

         4. YOUR OBLIGATIONS: GENERAL RELEASE.

         (a) In consideration of your receipt of the payments and benefits described in paragraphs 2 and 3 above:




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Mr. Gordon A. Wilber
March 31, 1999
Page 3




               (i)You release and agree not to sue the Company, Aarque Securities Corporation or any of their affiliates, or any of the officers, agents or employees thereof, with respect to any claim, whether known or unknown, which you have, or may have, related to your employment with the Company or termination of such employment (the "Claims"), including all Claims of unlawful discrimination on account of sex, race, age, disability, veteran's status, national origin or religion; all Claims based upon any federal, state or local equal employment opportunity law, including the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, the Americans With Disabilities Act of 1990, the Civil Rights Act of 1991, all Claims for violations of the Employee Retirement Income Security Act of 1974; all Claims for violation of any agreement or representation, express or implied, made prior to or simultaneously with this Agreement; and all Claims based upon wrongful termination of employment and similar or related Claims.

                  (ii) You will not at any time disclose any Confidential Information in whole or in part to any person, firm or corporation for any reason or purpose whatsoever, or use such information in any way or in any capacity. The term "Confidential Information" shall mean secret or confidential information relating to the Company, its affiliates and customers or clients and their affiliates, and their respective businesses (including, but not limited to, selling strategies, prices, know-how, research and development, and strategic planning information) disclosed to or known by you as a consequence of or through your employment with the Company (including information conceived, originated, discovered or developed by you), which information is not otherwise generally known in the relevant trade or industry or public knowledge.

         (b) It is agreed that the general release set forth in this paragraph 4: (i) does not release the Company of its obligations under this Agreement; and
(ii) shall not adversely affect such benefits, if any, to which you may be entitled under the Pension Plan for Salaried Non-Bargaining Employees of Cold Metal Products, Inc. (the "Pension Plan"), the Cold Metal Products, Inc. Thrift Plan (the "Thrift Plan"), the Cold Metal Products, Inc. Special Incentive Compensation Plan, the Cold Metal Products, Inc. Group Benefit Plan for Salaried Employees and the Cold Metal Products, Inc. 1994 Incentive Plans (to the extent rights thereunder are preserved hereunder), as such plans may be amended from time to time.



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Mr. Gordon A. Wilber
March 31, 1999
Page 4

         (c) Upon termination of the Consulting Agreement referred to at Section 6(d) hereof, you will return to the Company any literature, manuals, documents, data, information, order forms, price lists, memoranda, correspondence, computer disks or tapes, customer or prospective customer lists, customers' orders or records, whether compiled by you, a customer or the Company, or coming to your knowledge or custody in connection with your activities as an employee of the Company, or any machines, parts, equipment, or other materials received by you from the Company or from any of its customers in connection with such activities, excluding publicly available documents and information.

         5. ACKNOWLEDGMENTS. By signing this Agreement, you expressly acknowledge and agree that:

         (a) You have read and fully understand the terms of this Agreement;

         (b) YOU UNDERSTAND THAT THIS AGREEMENT CONSTITUTES A FULL, FINAL AND BINDING SETTLEMENT OF ALL MATTERS COVERED BY THIS AGREEMENT AND THAT THIS AGREEMENT CONSTITUTES A RELEASE OF ALL CLAIMS, KNOWN AND UNKNOWN, WHICH RELATE TO YOUR EMPLOYMENT OR SEPARATION FROM EMPLOYMENT INCLUDING, WITHOUT LIMITATION, CLAIMS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT;

         (c) You understand that this Agreement does not waive any rights or claims arising after this Agreement goes into effect;

         (d) The payments and benefits described above are significantly more valuable than any payments or benefits you would be entitled to receive under the Company's normal termination policies;

         (e) You have had the opportunity to consult with an attorney and have in fact consulted an attorney, namely, Terry Lardakis of the firm of Brouse & McDowell, prior to signing this Agreement;

         (f) YOU HAVE HAD ADEQUATE OPPORTUNITY TO REQUEST AND HAVE RECEIVED ALL INFORMATION YOU NEED TO UNDERSTAND THIS AGREEMENT AND HAVE BEEN OFFERED SUFFICIENT TIME, THAT IS, AT LEAST FORTY-FIVE (45) DAYS TO CONSIDER WHETHER TO SIGN THIS AGREEMENT;

         (g) YOU HAVE KNOWINGLY AND VOLUNTARILY ENTERED THIS AGREEMENT WITHOUT ANY DURESS, COERCION OR UNDUE INFLUENCE BY ANYONE.



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Mr. Gordon A. Wilber
March 31, 1999
Page 5



         6. MISCELLANEOUS.

         (a) You and the Company agree that this Agreement contains the complete agreement between you and the Company and that there are no other agreements or representations relating in any way to the subject matter of this Agreement.

         (b) This Agreement will become effective on the 7th day after you sign it. During the seven (7) days after you sign this Agreement, you may revoke it by giving written notice to the Company, in which event this agreement will not go into effect.

         (c) The offers set forth in paragraphs 2 and 3 are integrated, dependent offers, and none may be accepted separately.

         (d) Contemporaneously with the execution and effectiveness of this Agreement, you and the Company shall enter into a consulting agreement in the form of Exhibit I attached hereto.

         If you agree with the foregoing, please indicate by signing below.


                                                   COLD METAL PRODUCTS, INC.

                                                   /s/ Raymond P. Torok
                                                   -----------------------------

                                                   Raymond P. Torok
                                                   President


ACCEPTED AND AGREED TO IN FULL:


/S/ Gordon A. Wilber
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Gordon A. Wilber
Date:  April 9, 1999
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